                                                                    Exhibit II

                          AGREEMENT AND PLAN OF MERGER

                                      among

                                Aon Corporation,
                                Holdco #1, Inc.,
                                Holdco #2, Inc.,
                      Ryan Holding Corporation of Illinois,
                    Ryan Enterprises Corporation of Illinois,
                                Patrick G. Ryan,
                                Shirley W. Ryan,
                                       and
                               the Stockholders of
                      Ryan Holding Corporation of Illinois
                  and Ryan Enterprises Corporation of Illinois




                               Dated July 16, 2001

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----

AGREEMENT AND PLAN OF MERGER.......................................................................................1

ARTICLE I THE MERGER...............................................................................................2
         SECTION 1.1. The Mergers; Surviving Corporations..........................................................2
         SECTION 1.2. Effect of the Mergers........................................................................2
         SECTION 1.3. Certificates of Incorporation of the Surviving Corporations..................................2
         SECTION 1.4. Bylaws of the Surviving Corporations.........................................................2
         SECTION 1.5. Board of Directors and Officers of the Surviving Corporations................................3
         SECTION 1.6. Effective Time of the Mergers................................................................3

ARTICLE II CONVERSION OF SHARES....................................................................................3
         SECTION 2.1. Conversion of Capital Stock..................................................................3
         SECTION 2.2. No Fractional Shares.........................................................................5
         SECTION 2.3. Transfer of Aon Common Stock.................................................................5
         SECTION 2.4. No Further Ownership Rights in the Companies.................................................6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE HOLDING COMPANIES AND THE RYAN FAMILY MEMBERS....................6
         SECTION 3.1. Organization and Authority; Qualification....................................................6
         SECTION 3.2. No Subsidiaries; Investments.................................................................7
         SECTION 3.3. Reorganization...............................................................................7
         SECTION 3.4. Authorization................................................................................7
         SECTION 3.5. No Violation.................................................................................8
         SECTION 3.6. Capitalization of the Companies..............................................................8
         SECTION 3.7. Ownership of Aon Common Stock................................................................9
         SECTION 3.8. Consents and Approvals.......................................................................9
         SECTION 3.9. Books and Records............................................................................9
         SECTION 3.10. Financial Statements........................................................................10
         SECTION 3.11. Absence of Certain Changes..................................................................11
         SECTION 3.12. Absence of Undisclosed Liabilities..........................................................11
         SECTION 3.13. Compliance with Applicable Law..............................................................11
         SECTION 3.14. Litigation..................................................................................11
         SECTION 3.15. Contracts...................................................................................11
         SECTION 3.16. Employee Benefit Plans......................................................................12
         SECTION 3.17. Environmental Matters.......................................................................12
         SECTION 3.18. Taxes.......................................................................................13
         SECTION 3.19. Labor Matters...............................................................................14
         SECTION 3.20. Bank Accounts...............................................................................14
         SECTION 3.21. Real Estate; Personal Property..............................................................14
         SECTION 3.22. Names.......................................................................................14
         SECTION 3.23. Disclosure..................................................................................14


                                       i


ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE RYAN FAMILY MEMBERS...............................................15
         SECTION 4.1. Authorization................................................................................15
         SECTION 4.2. No Violation.................................................................................16
         SECTION 4.3. Consents and Approvals.......................................................................16
         SECTION 4.4. Investment Representation....................................................................16
         SECTION 4.5. Waiver of  Notice of Appraisal Rights........................................................17
         SECTION 4.6. Tax Matters..................................................................................17

ARTICLE V REPRESENTATIONS AND WARRANTIES OF AON AND THE SUBS.......................................................17
         SECTION 5.1. Organization and Qualification...............................................................17
         SECTION 5.2. Authorization................................................................................17
         SECTION 5.3. No Violation.................................................................................17
         SECTION 5.4. Capitalization of Aon........................................................................18
         SECTION 5.5. Consents and Approvals.......................................................................18

ARTICLE VI
      COVENANTS...............................................................................................18
         SECTION 6.1. Representations and Warranties; Conduct of Business of the Companies Prior to the Effective
                           Time....................................................................................18
         SECTION 6.2. All Reasonable Efforts.......................................................................19
         SECTION 6.3. Consents and Approvals.......................................................................19
         SECTION 6.4. Public Announcements.........................................................................19
         SECTION 6.5. Disclosure Supplements.......................................................................19
         SECTION 6.6. Payment of Transaction Expenses..............................................................19
         SECTION 6.7. Specific Performance.........................................................................20
         SECTION 6.8. Tax-Free Reorganization......................................................................20
         SECTION 6.9. Tax Matters..................................................................................20
         SECTION 6.10.Voting Agreement.............................................................................22

ARTICLE VII CLOSING................................................................................................22
         SECTION 7.1. Closing......................................................................................22

ARTICLE VIII SURVIVAL AND INDEMNIFICATION..........................................................................24
         SECTION 8.1. Survival and Remedies........................................................................24
         SECTION 8.2. Indemnification of Aon.......................................................................25
         SECTION 8.3. Notice of Claim..............................................................................27
         SECTION 8.4. Indemnification Procedures; Conditions.......................................................27
         SECTION 8.5. Treatment of Indemnification Payments........................................................28

ARTICLE IX MISCELLANEOUS PROVISIONS................................................................................28
         SECTION 9.1. Amendment and Modification...................................................................28
         SECTION 9.2. Waiver of Compliance; Consents...............................................................28
         SECTION 9.3. Validity.....................................................................................28


                                       ii



         SECTION 9.4. Expenses and Obligations.....................................................................28
         SECTION 9.5. Parties in Interest..........................................................................28
         SECTION 9.6. Notices......................................................................................28
         SECTION 9.7. Governing Law................................................................................29
         SECTION 9.8. Counterparts.................................................................................29
         SECTION 9.9. Headings.....................................................................................30
         SECTION 9.10. Certain Definitions.........................................................................30
         SECTION 9.11. Entire Agreement............................................................................33
         SECTION 9.12. Interpretation of Certain Terms.............................................................33
         SECTION 9.13. Assignment..................................................................................33
         SECTION 9.14. No Strict Construction......................................................................33
         SECTION 9.15. Dispute Resolution..........................................................................34

                                    EXHIBITS
                                    --------

         Exhibit A Form of Certificate of Merger to be filed with the Delaware Secretary of State with respect to the RHC Merger (Section 1.6)

         Exhibit B Form of Certificate of Merger to be filed with the Delaware Secretary of State with respect to the REC Merger (Section 1.6)

         Exhibit C                  Form of Voting Agreement (Section 6.10)

         Exhibit D                  Form of Assumption Agreement (Section 7.1(a))

         Exhibit E                  Certificate of Transfer Agent and Registrar (Section 7.1(a))

         Exhibit F                  Form of RHC Officer's Certificate (Section 7.1(a))

         Exhibit G                  Form of REC Officer's Certificate (Section 7.1(a))

         Exhibit H                  Form of Escrow Agreement (Section 2.1(e))

         Exhibit I                  Form of Stock Restriction Agreement (Section 7.1(b))

         Exhibit J                  Form of Trustee's Certificate (Section 7.1(b))

         Exhibit K                  Form of Aon Officer's Certificate (Section 7.1(c))

         Exhibit L                  Form of Fairness Opinion of William Blair & Company, L.L.C. (Section 7.2(e))

         Exhibit M                  Form of Opinion of Ernst & Young LLP regarding tax matters (Section 7.2(f))

         Exhibit N                  Form of Letter of Ernst & Young LLP regarding financial accounting matters (Section 7.2(g))

         Exhibit O                  Form of Opinion of Sidley Austin Brown & Wood  (Section 7.2(h))



                                    SCHEDULES
                                    ---------
         SCHEDULE 3.1.              List of Jurisdictions Where Licensed or Qualified to do Business

         SCHEDULE 3.6.              Ownership of Shares of the Companies

         SCHEDULE 3.7.              Bank Liens

         SCHEDULE 3.10.             Most Recent Balance Sheets

         SCHEDULE 3.14.             List and Summary of all Pending and Threatened Claims

         SCHEDULE 3.17.             Environmental Matters

         SCHEDULE 3.18.             Taxes

         SCHEDULE 3.20.             Bank Accounts

         SCHEDULE 9.10.             Reorganization Transactions

                          AGREEMENT AND PLAN OF MERGER
         AGREEMENT AND PLAN OF MERGER, dated July 16, 2001 ("AGREEMENT"), by and among Ryan Holding Corporation of Illinois, a Delaware corporation ("RHC"), Ryan Enterprises Corporation of Illinois, a Delaware corporation ("REC" and collectively with RHC, the "COMPANIES"), Aon Corporation, a Delaware corporation ("AON"), Holdco #1, Inc., a Delaware corporation and a wholly-owned subsidiary of Aon ("RHC SUB"), Holdco #2, Inc., a Delaware corporation and a wholly-owned subsidiary of Aon ("REC SUB" and collectively with RHC Sub, the "SUBS"), Patrick
G. Ryan ("PGR"), Shirley W. Ryan ("SWR") and the stockholders of the Companies set forth on the signature pages hereto (the "STOCKHOLDERS" and collectively with PGR and SWR, the "RYAN FAMILY MEMBERS"). RHC and RHC Sub are sometimes referred to collectively herein as the "RHC CONSTITUENT CORPORATIONS." REC and REC Sub are sometimes referred to collectively herein as the "REC CONSTITUENT CORPORATIONS."

                                    RECITALS

         A. RHC and REC are corporations whose sole assets consist of cash and shares of Aon Common Stock. The Stockholders own all of the issued and outstanding capital stock of RHC and REC.

         B. Aon, RHC Sub and RHC desire to effect a merger ("RHC MERGER") of RHC Sub into RHC, pursuant to which (i) subject to Section 2.2 hereof, each issued and outstanding share of RHC Common Stock and RHC Preferred Stock will be converted into the right to receive the number of shares of Aon Common Stock specified herein, and (ii) Aon will become the sole stockholder of the RHC Surviving Corporation (as defined below).

         C. Aon, REC Sub and REC desire to effect a merger ("REC MERGER" and collectively with the RHC Merger, the "MERGERS") of REC Sub into REC, pursuant to which (i) subject to Section 2.2 hereof, each issued and outstanding share of REC Common Stock and REC Preferred Stock will be converted into the right to receive the number of shares of Aon Common Stock specified herein, and (ii) Aon will become the sole stockholder of the REC Surviving Corporation (as defined below).

         D. The Special Committee and the Board of Directors (with PGR absent and not voting) of Aon and the Boards of Directors of RHC Sub and RHC have each approved the RHC Merger upon the terms and subject to the conditions set forth herein and deem it advisable and in the best interests of their respective stockholders that the RHC Merger be consummated, and the stockholders of each of RHC and RHC Sub have unanimously approved the RHC Merger upon the terms and subject to the conditions set forth herein.

         E. The Special Committee and the Board of Directors (with PGR absent and not voting) of Aon and Boards of Directors of REC Sub and REC have each approved the REC Merger upon the terms and subject to the conditions set forth herein and deem it advisable and in the best interests of their respective stockholders that the REC Merger be consummated, and the stockholders of each of REC and REC Sub have unanimously approved the REC Merger upon the terms and subject to the conditions set forth herein.

         F. For federal income tax purposes, it is intended that each of the Mergers qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

         G. Certain of the capitalized terms used herein are defined in Section 9.10.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the recitals (which are deemed to be a part of this Agreement), mutual covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1. THE MERGERS; SURVIVING CORPORATIONS. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the Delaware General Corporation Law, as amended (the "DGCL"), as soon as practicable after the execution and delivery of this Agreement, (a) RHC Sub shall be merged with and into RHC, and (b) REC Sub shall be merged with and into REC. Following the Mergers, the separate existence of the Subs shall cease, and RHC shall continue as the surviving corporation in the RHC Merger (the "RHC SURVIVING CORPORATION") and REC shall continue as the surviving corporation in the REC Merger (the"REC SURVIVING CORPORATION" and collectively with the RHC Surviving Corporation, the "SURVIVING CORPORATIONS").

         SECTION 1.2. EFFECT OF THE MERGERS. Each of the Mergers shall have the effects set forth in the DGCL. From and after the Effective Time (as defined below), the Surviving Corporations shall each be a wholly-owned subsidiary of Aon.

         SECTION 1.3. CERTIFICATES OF INCORPORATION OF THE SURVIVING CORPORATIONS. (a) The Certificate of Incorporation of RHC, as in effect immediately prior to the Effective Time of the RHC Merger, shall be amended and restated as of the Effective Time without any further action on the part of the RHC Constituent Corporations to read in its entirety as set forth in Annex 1 to the RHC Certificate of Merger (as defined below), and, as so amended and restated, such Certificate of Incorporation shall be the Certificate of Incorporation of the RHC Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         (b) The Certificate of Incorporation of REC, as in effect immediately prior to the Effective Time of the REC Merger, shall be amended and restated as of the Effective Time without any further action on the part of the REC Constituent Corporations to read in its entirety as set forth in Annex 1 to the REC Certificate of Merger (as defined below), and, as so amended and restated, such Certificate of Incorporation shall be the Certificate of Incorporation of the REC Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         SECTION 1.4. BYLAWS OF THE SURVIVING CORPORATIONS. At the Effective Time and without any further action on the part of the Constituent Corporations,
(a) the Bylaws of RHC Sub shall be the Bylaws of the RHC Surviving Corporation, and (b) the Bylaws of REC Sub shall be the Bylaws of the REC Surviving Corporation.

         SECTION 1.5. BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATIONS.

         (a) At the Effective Time, the directors and officers of RHC Sub, respectively, immediately prior to the Effective Time shall be the directors and officers of the RHC Surviving Corporation, respectively, each of such directors and officers to hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

         (b) At the Effective Time, the directors and officers of REC Sub, respectively, immediately prior to the Effective Time shall be the directors and officers of the REC Surviving Corporation, respectively, each of such directors and officers to hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

         SECTION 1.6. EFFECTIVE TIME OF THE MERGERS. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the DGCL, as soon as practicable following the execution and delivery of this Agreement: (a) the RHC Constituent Corporations will cause a certificate of merger substantially in the form attached hereto as EXHIBIT A (the "RHC CERTIFICATE OF MERGER"), executed in accordance with the relevant provisions of the DGCL, to be filed with the Secretary of State of Delaware (the "DELAWARE AUTHORITY"), and the RHC Merger shall become effective at the time specified in such certificate of merger, and (b) the REC Constituent Corporations will cause a certificate of merger substantially in the form attached hereto as EXHIBIT B (the "REC CERTIFICATE OF MERGER"), executed in accordance with the relevant provisions of the DGCL, to be filed with the Delaware Authority, and the REC Merger shall become effective at the time specified in such certificate of merger. Because it is the intent of the parties hereto that the RHC Merger and the REC Merger be effective simultaneously, the RHC Certificate of Merger and the REC Certificate of Merger shall each specify 5:45 P.M., EDT, on the date hereof as the time and date for the effectiveness of the RHC Merger and the REC Merger, respectively. The term "EFFECTIVE TIME" shall mean the time for the effectiveness of the RHC Merger and the REC Merger specified in the RHC Certificate of Merger and the REC Certificate of Merger, respectively.

                                   ARTICLE II

                              CONVERSION OF SHARES

         SECTION 2.1. CONVERSION OF CAPITAL STOCK.

         (a) RHC MERGER. As of the Effective Time, by virtue of the RHC Merger and without any action on the part of the holders of the capital stock of the RHC Constituent Corporations:

                  (i) RHC SUB COMMON STOCK. Each issued and outstanding share of RHC Sub common stock, $.01 par value per share ("RHC SUB COMMON STOCK"), shall be converted into and become one fully paid and non-assessable share of common stock of the RHC Surviving Corporation.

                  (ii) CANCELLATION OF TREASURY STOCK OF RHC. All shares of RHC Common Stock and RHC Preferred Stock that are owned directly or indirectly by RHC shall be cancelled, and no consideration shall be delivered in exchange therefor.

                  (iii) CONVERSION OF RHC COMMON STOCK. Subject to Section 2.2 hereof:

                                    (1) each share of RHC Class A Common Stock issued and outstanding immediately prior to the Effective Time of the RHC Merger shall be converted into and exchanged solely for 2,609.827954 shares of Aon Common Stock; and

                                    (2) each share of RHC Class B Common Stock issued and outstanding immediately prior to the Effective Time of the RHC Merger shall be converted into and exchanged solely for 2,609.827954 shares of Aon Common Stock.

                  (iv) CONVERSION OF RHC PREFERRED STOCK. Subject to Section 2.2 hereof:

                                    (1) each share of RHC Series A 10% Preferred
                                    Stock issued and outstanding immediately prior to the Effective Time of the RHC Merger shall be converted into and exchanged solely for 2.919708 shares of Aon Common Stock;

                                    (2) each share of RHC Series B 8% Preferred
                                    Stock issued and outstanding immediately prior to the Effective Time of the RHC Merger shall be converted into and exchanged solely for 2.919708 shares of Aon Common Stock;

                                    (3) each share of RHC Series C 7% Preferred
                                    Stock issued and outstanding immediately prior to the Effective Time of the RHC Merger shall be converted into and exchanged solely for 2.919708 shares of Aon Common Stock; and

                                    (4) each share of RHC Series D 7% Preferred
                                    Stock issued and outstanding immediately prior to the Effective Time of the RHC Merger shall be converted into and exchanged solely for 2.919708 shares of Aon Common Stock.

         (b) REC MERGER. As of the Effective Time, by virtue of the REC Merger and without any action on the part of the holders of the capital stock of the REC Constituent Corporations:

                  (i) REC SUB COMMON STOCK. Each issued and outstanding share of REC Sub common stock, $.01 par value per share ("REC SUB COMMON STOCK"), shall be converted into and become one fully paid and non-assessable share of common stock of the REC Surviving Corporation.

                  (ii) CANCELLATION OF TREASURY STOCK OF REC. All shares of REC Common Stock and REC Preferred Stock that are owned directly or indirectly by REC shall be cancelled, and no consideration shall be delivered in exchange therefor.

                  (iii) CONVERSION OF REC COMMON STOCK. Subject to Section 2.2 hereof:

                                    (1) each share of REC Class A Common Stock issued and outstanding immediately prior to the Effective Time of the REC Merger shall be converted into and exchanged solely for
                                    624.883784 shares of Aon Common Stock; and

                                    (2) each share of REC Class B Common Stock issued and outstanding immediately prior to the Effective Time of the REC Merger shall be converted into and exchanged solely for
                                    624.883784 shares of Aon Common Stock.

                  (iv) CONVERSION OF REC PREFERRED STOCK. Subject to Section 2.2 hereof:

                                    (1) each share of REC Convertible Preferred
                                    Stock issued and outstanding immediately prior to the Effective Time of the REC Merger shall be converted into and exchanged solely for 624.883784 shares of Aon Common Stock; and

                                    (2) each share of REC Senior 9% Preferred
                                    Stock issued and outstanding immediately prior to the Effective Time of the REC Merger shall be converted into and exchanged solely for 291.970803 shares of Aon Common Stock.

         The shares of Aon Common Stock to be received pursuant to Sections 2.1(a), 2.1(b) and 2.2 hereof upon the conversion of the capital stock of the Companies shall be referred to as the "MERGER CONSIDERATION."

         SECTION 2.2. NO FRACTIONAL SHARES.

         (a) No certificates representing fractional shares of Aon Common Stock shall be issued upon the surrender for exchange of certificates formerly representing RHC Common Stock, RHC Preferred Stock, REC Common Stock or REC Preferred Stock.

         (b) In lieu of issuance of any such fractional shares in the RHC Merger, each Stockholder of RHC (other than the Shirley W. Ryan Living Trust dated July 10, 2001) hereby assigns, transfers and conveys all right, title and interest such Stockholder has with respect to any fractional shares to be received in such Merger to the Patrick G. Ryan Living Trust dated July 10, 2001, who shall be issued the whole number of shares of Aon Common Stock equal to the aggregate of such fractional shares.

         (c) In lieu of issuance of any such fractional shares in the REC Merger, each Stockholder of REC hereby assigns, transfers and conveys all right, title and interest such Stockholder has with respect to any fractional shares to be received in such Merger one-half to the Corbett M.W. Ryan Living Trust dated July 13, 2001 and one-half to the Patrick G. Ryan Living Trust dated July 10, 2001, each of which shall be issued the nearest whole number of shares of Aon Common Stock to the aggregate of the fractional shares of such Person.

         SECTION 2.3. TRANSFER OF AON COMMON STOCK. Unless and until otherwise permitted by this Agreement, each certificate of Aon Common Stock issued pursuant to this Agreement to any Stockholder or the nominee of such Stockholder, or to any subsequent transferee of such certificate shall be stamped or otherwise imprinted with legends in substantially the following forms:

                   a)   SECURITIES ACT LEGEND.

                "These securities have been obtained from the issuer in a transaction not including a public offering and have not been registered under and are subject to restrictions on resale pursuant to the Securities Act of 1933 and state securities laws."

                b)   STOCK RESTRICTION AGREEMENT LEGEND.

                "The sale, transfer or other disposition of the shares represented by this certificate is subject to the conditions specified in a Stock Restriction Agreement with Aon Corporation (the "Company"). A copy of the Stock Restriction Agreement is on file and may be inspected at the principal office of the Company and will be furnished by the Company to the holder hereof upon request and without charge. "

                c)  VOTING AGREEMENT LEGEND.

                "The shares represented by this certificate are subject to the Irrevocable Stockholders' Voting Agreement and Proxy (the "Voting Agreement"). A copy of the Voting Agreement is on file and may be inspected at the principal office of the Company and will be furnished by the Company to the holder hereof upon request and without charge."

         SECTION 2.4. NO FURTHER OWNERSHIP RIGHTS IN THE COMPANIES. At and after the Effective Time, each Stockholder shall cease to have any rights as a stockholder of RHC or REC, as the case may be, except for the right to surrender such Stockholder's certificates in exchange for receipt of that portion of the Merger Consideration to which such Stockholder is entitled pursuant to Sections 2.1(a) and (b) and 2.2 hereof, and after the Effective Time no transfer of shares shall be made on the stock transfer books of RHC or REC. Any certificates presented by a Stockholder after the Effective Time for transfer shall be canceled and exchanged for that portion of the Merger Consideration to which such Stockholder is entitled pursuant to Sections 2.1(a) and (b) hereof and
Section 2.2 hereof.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
              OF THE HOLDING COMPANIES AND THE RYAN FAMILY MEMBERS

         RHC, REC and each of the Ryan Family Members hereby jointly and severally represent and warrant to each of Aon, RHC Sub and REC Sub as of the date hereof and as of the Effective Time as set forth below. The information disclosed on any Schedule attached hereto shall be deemed to relate solely to the section of this Article III to which such Schedule relates and shall not be deemed made for other sections to which such disclosure may apply unless such disclosure is cross-referenced in the Schedule(s) relating to such other section(s), and only to the extent that the applicable information or risk is described.

         SECTION 3.1. ORGANIZATION AND AUTHORITY; QUALIFICATION. Each of RHC and REC is duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Companies have delivered to Aon complete and correct copies of the Certificate of Incorporation and Bylaws presently in effect for each Company, and neither Company is in default under or in violation of any provision of such documents. Each Company is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification. SCHEDULE
3.1 contains a list of all jurisdictions in which each Company is qualified or licensed to do business as a foreign corporation.

         SECTION 3.2. NO SUBSIDIARIES; INVESTMENTS. Neither Company has any subsidiaries and, except for ownership by RHC of 14,651,212 shares of Aon Common Stock and ownership by REC of 7,713,225 shares of Aon Common Stock (such aggregate of 22,364,437 shares of Aon Common Stock being referred to herein as the "AON SHARES"), neither Company owns, directly or indirectly, any equity interest in any Person.

         SECTION 3.3. REORGANIZATION. The consummation of the Reorganization transactions and the execution, delivery and performance of all documents and instruments executed and delivered in connection therewith were authorized by all necessary corporate action on the part of the Companies; and all consents, approvals, authorizations, orders, licenses, certificates, permits, registrations or qualifications required to be obtained by either of the Companies in connection with the Reorganization were obtained. The consummation of the Reorganization did not (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of RHC or REC,
(b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or require any notice under, or require the consent of any other party to, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change in control of either Company or otherwise) any obligation or agreement, or result in the loss of any benefit or the imposition of any fee or penalty, or give rise to the creation of any Lien upon any of the respective properties or assets of RHC or REC, in each case under any of the terms, conditions or provisions of any debt, note, bond, mortgage, indenture, deed of trust, license, lease, permit, agreement or other instrument or obligation to which either Company is a party or by which either Company or any of its properties or assets may be bound or affected, excluding from the foregoing violations, conflicts, breaches or defaults which, in the aggregate, would not have a significant adverse effect on the business, assets, net income or condition (financial or otherwise) of the Companies taken as a whole, on the ability of either Company or any of the Ryan Family Members to perform their respective obligations under this Agreement or any of the Additional Agreements to which such Person is a party, or on the transactions contemplated by this Agreement or the Additional Agreements (an "ADVERSE EFFECT"), or (c) violate any Rules (including foreign, federal and state securities laws) of any Governmental Authority applicable to REC, RHC, or any of their respective properties, assets or operations.

         SECTION 3.4. AUTHORIZATION. Each Company has full corporate power and authority to enter into, execute and deliver this Agreement and the Additional Agreements to which it is a party and to perform and observe fully its obligations hereunder and thereunder and to perform the transactions contemplated hereby and thereby. The Board of Directors and Stockholders of each Company have taken all action required by law, such Company's Certificate of Incorporation and Bylaws, or otherwise to authorize the execution, delivery and performance of this Agreement and the Additional Agreements to which such Company is a party and the consummation by such Company of the transactions contemplated hereby and thereby. This Agreement and the Additional Agreements to which either Company is a party have been duly and validly executed and delivered by such Company, and, assuming due authorization, execution and delivery by Aon and the Subs, constitute valid and binding legal obligations of RHC and REC, enforceable against RHC and REC in accordance with their terms.

         SECTION 3.5. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the Additional Agreements nor the consummation of the transactions contemplated hereby or thereby will (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of RHC or REC, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or require any notice under, or require the consent of any other party to, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change in control of either Company or otherwise) any obligation or agreement, or result in the loss of any benefit or the imposition of any fee or penalty, or give rise to the creation of any Lien upon any of the respective properties or assets of RHC or REC, in each case under any of the terms, conditions or provisions of any debt, note, bond, mortgage, indenture, deed of trust, license, lease, permit, agreement or other instrument or obligation to which either Company is a party or by which either Company or any of its properties or assets may be bound or affected, excluding from the foregoing violations, conflicts, breaches or defaults which, in the aggregate, would not have an Adverse Effect or (c) violate any Rules (including foreign, federal and state securities laws) of any Governmental Authority applicable to REC, RHC, or any of their respective properties, assets or operations.

         SECTION 3.6. CAPITALIZATION OF THE COMPANIES. (a) The authorized capital stock of RHC consists of: 38 shares of RHC Class A Common Stock, 4,963 shares of RHC Class B Common Stock, 300,000 shares of RHC Series A Preferred Stock, 300,000 shares of RHC Series B Preferred Stock, 200,000 shares of RHC Series C Preferred Stock and 200,000 shares of RHC Series D Preferred Stock. There are issued and outstanding 37.5 shares of RHC Class A Common Stock, 4,962.5 shares of RHC Class B Common Stock, 29,000 shares of RHC Series A Preferred Stock, 67,410 shares of RHC Series B Preferred Stock, 114,000 shares of RHC Series C Preferred Stock and 112,550 shares of RHC Series D Preferred Stock, owned of record and beneficially by the Persons and in the amounts specified on SCHEDULE 3.6 attached hereto, free and clear of all Liens. There are no shares of RHC Common Stock or RHC Preferred Stock held by RHC as treasury stock. All of the issued and outstanding shares of RHC Common Stock and RHC Preferred Stock are validly issued, fully paid, and non-assessable, are without, and were not issued in violation of, any preemptive rights, and were not issued in violation of federal or state securities laws. No other class of capital stock of RHC is issued or outstanding, and there are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments to acquire from RHC any shares of capital stock of RHC or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of RHC or the RHC Surviving Corporation, or any other security of RHC or the RHC Surviving Corporation. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to RHC. There are no voting agreements, voting trust agreements, proxies or stockholder or similar agreements relating to the capital stock of RHC. RHC is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

         (b) The authorized capital stock of REC consists of 156 shares of REC Class A Common Stock, 20,644 shares of REC Class B Common Stock, 1,351 shares of REC Convertible Preferred Stock, and 15,000 shares of REC Senior 9% Cumulative Preferred Stock.

There are issued and outstanding 144.1875 shares of REC Class A Common Stock, 9,811.1004 shares of REC Class B Common Stock, 1,351 shares of REC Convertible Preferred Stock, and 4,477.2708 shares of REC Senior 9% Cumulative Preferred Stock, owned of record and beneficially by the Persons and in the amounts specified on SCHEDULE 3.6 attached hereto, free and clear of all Liens. There are no shares of REC Common Stock or REC Preferred Stock held by REC as treasury stock. All of the issued and outstanding shares of REC Common Stock and REC Preferred Stock are validly issued, fully paid, and non-assessable, are without, and were not issued in violation of, any preemptive rights, and were not issued in violation of federal or state securities laws. No other class of capital stock of REC is issued or outstanding, and there are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments to acquire from REC any shares of capital stock of REC or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of REC or the REC Surviving Corporation, or any other security of REC or the REC Surviving Corporation. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to REC. There are no voting agreements, voting trust agreements, proxies or stockholder or similar agreements relating to the capital stock of REC. REC is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

         SECTION 3.7. OWNERSHIP OF AON COMMON STOCK. The Aon Shares are owned of record and beneficially by the Companies as set forth in Section 3.2, and are owned free and clear of all Liens. Each of the Liens set forth on SCHEDULE 3.7 attached hereto (the "BANK LIENS") was released immediately prior to the execution and delivery of this Agreement. There are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments to acquire from RHC or REC shares of Aon Common Stock. There are no voting agreements, voting trust agreements, proxies or stockholder or similar agreements relating to the Aon Shares.

         SECTION 3.8. CONSENTS AND APPROVALS. Except (a) for the filing with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") of the notification form and other information required under the HSR Act, and (b) for the filing with the Delaware Authority of certificates of merger pursuant to the DGCL, as contemplated by
Section 1.6, no filing or registration with, no notice to and no permit, authorization, consent or approval of, any Person or any Governmental Authority (collectively, the "CONSENTS AND APPROVALS") is necessary for the consummation by the Ryan Family Members and the Companies of the transactions contemplated by this Agreement or the Additional Agreements or to enable the Companies to continue to conduct their business after the Effective Time in a manner consistent with that in which it is presently conducted. All Consents and Approvals required to be delivered, filed or obtained prior to the execution and delivery of this Agreement or the Closing have been delivered, filed or obtained, and copies thereof have been delivered to Aon. The Ryan Family Members and the Companies have caused to be filed with the FTC and the DOJ the notifications and other information required to be filed under the HSR Act with respect to the transactions contemplated hereby. All such filings were, as of the date filed, true and accurate and in accordance with the HSR Act. The waiting period under the HSR Act with respect to the transactions expired on July 12, 2001.

         SECTION 3.9. BOOKS AND RECORDS. The books and records of each of the Companies are, and have been, maintained in the usual, regular, ordinary and appropriate manner by such Company, and all of the transactions of such Company are properly reflected therein in all material respects.

         SECTION 3.10. FINANCIAL STATEMENTS. (a) REC has furnished to Aon (i) the final draft of the reviewed consolidated balance sheets of REC as of the last day of each of the three years in the period ended December 31, 2000, together with the related reviewed consolidated statements of income, stockholders' equity and changes in cash flows for such fiscal years, and the notes and supplementary information thereto, accompanied by the draft reports thereon of REC's independent public accountant (the "REC 2000 FINANCIAL STATEMENTS"), (ii) the unaudited consolidated balance sheet of REC as of June 30, 2001, together with the related unaudited consolidated statement of income, stockholders' equity and changes in cash flows for the six-month period ended on such date, certified by the president of REC, and (iii) the unaudited balance sheet of REC as of 10:00 a.m. Chicago time on July 16, 2001, certified by the president of REC, attached hereto as SCHEDULE 3.10 (the "MOST RECENT REC BALANCE SHEET"). Promptly following the Closing, the REC 2000 Financial Statements, including the signed reports thereon of REC's independent public accountant, will be finalized and issued, and such financial statements will be identical to the REC 2000 Financial Statements furnished to Aon pursuant to this paragraph
(a) except for the addition of a subsequent events note describing the Mergers and related matters.

         (a) RHC has furnished to Aon (i) the final draft of the audited consolidated balance sheets of RHC as of the last day of each of the three years in the period ended February 28, 2001, together with the related audited consolidated statements of income, stockholders' equity and changes in cash flows for such fiscal years, and the notes and supplementary information thereto, accompanied by the draft reports thereon of the Companies' independent public accountant (the "RHC FISCAL 2000 FINANCIAL STATEMENTS"), (ii) the unaudited consolidated balance sheet of RHC as of June 30, 2001, together with the related unaudited consolidated statement of income, stockholders' equity and changes in cash flows for the four-month period ended on such date, certified by the president of RHC, and (iii) the unaudited consolidated balance sheet of RHC as of 10:00 a.m. Chicago time on July 16, 2001, certified by the president of RHC, attached hereto as SCHEDULE 3.10 (the "MOST RECENT RHC BALANCE SHEET", and together with the Most Recent REC Balance Sheet, the "MOST RECENT BALANCE SHEETS"). The Most Recent Balance Sheets collectively have a cash balance not less than $6 million greater than the total liabilities of the Companies set forth thereon. Promptly following the Closing, the RHC Fiscal 2000 Financial Statements, including the signed reports thereon of RHC'S independent public accountant, will be finalized and issued, and such financial statements will be identical to the RHC Fiscal 2000 Financial Statements furnished to Aon pursuant to this paragraph (b) except for the addition of a subsequent events note describing the Mergers and related matters.

         (b) The financial statements referred to in Sections 3.10(a) and 3.10(b) (collectively, the "FINANCIAL STATEMENTS") and each item therein, including the notes thereto (i) were prepared in accordance with generally accepted accounting principles in the United States of America applied on a consistent basis throughout the periods covered thereby ("GAAP"), except as provided in the opinion referred to in Section 7.1(g) related to deferred tax liability, (ii) present fairly the financial position, results of operations and changes in cash flows, as applicable, of RHC or REC, as applicable, as of such dates and for the periods then ended (subject, in the case of the unaudited interim Financial Statements, to normal year-end audit adjustments consistent with prior periods), (iii) are accurate, correct and complete in all material respects and are in accordance with the books of account and records of the Companies, and (iv) can be reconciled with the financial statements and the financial records maintained and the accounting methods applied by each of the Companies for federal income tax purposes.

         SECTION 3.11. ABSENCE OF CERTAIN CHANGES. Since the date of the Most Recent Balance Sheets, neither Company has conducted any operations or effected any transactions of any kind whatsoever. There has been no change in the assets, liabilities, and stockholders' equity of the Companies since the date of the Most Recent Balance Sheets.

         SECTION 3.12. ABSENCE OF UNDISCLOSED LIABILITIES. Notwithstanding any limitations or qualifications of, or exceptions (whether in a Schedule or otherwise) to any other representation and warranty contained in this Article III, to the Knowledge of the Ryan Family Members and the Companies, there are no Liabilities, commitments or obligations of RHC or REC of any kind whatsoever, there is no valid basis for the assertion of any such Liabilities, commitments or obligations, and there is no existing condition, situation or set of circumstances which is reasonably likely to result in such a Liability, commitment or obligation, other than liabilities, commitments and obligations to the extent and in the amounts set forth on the Most Recent Balance Sheets (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law).

         SECTION 3.13. COMPLIANCE WITH APPLICABLE LAW. To the Knowledge of the Ryan Family Members and the Companies, (a) each Company holds, and at all times has held, all Licenses necessary for the lawful conduct of its business under and pursuant to any Rule of any Governmental Authority applicable to the Companies or any of their respective properties, assets or operations, (b) the business and activities of each Company is not being, and has not been, conducted in violation of any Rule of any Governmental Authority applicable to the Companies or any of their respective properties, assets or operations, and
(c) neither Company has received any notification of any asserted present or past failure by it to comply with any such Rules which has not been withdrawn or definitively resolved prior to the date hereof.

         SECTION 3.14. LITIGATION. Except as set forth on SCHEDULE 3.14 attached hereto, which contains a list and summary description of all pending and, to the Knowledge of the Companies and the Ryan Family Members, threatened Claims, there are no Claims pending or, to the Knowledge of the Companies and the Ryan Family Members, threatened by or before any Governmental Authority or before any arbitrator of any nature, brought by or against any Ryan Family Member, the Companies, or any of their respective officers, directors, employees or agents involving, affecting or relating to the assets, activities or securities of either Company, or the transactions contemplated by this Agreement or the Additional Agreements, nor, to the Knowledge of the Companies and the Ryan Family Members, is there any basis for any such Claim. None of the Companies or the Ryan Family Members, or any of their respective businesses, assets or properties, is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority or arbitrator. No injunction, restraining order or other ruling or order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the RHC Merger or the REC Merger is in effect and no proceeding brought by any Governmental Authority is pending or threatened which seeks any injunction, restraining order or other order which would prohibit consummation of either of the Mergers or materially impair the ability of Aon to own and enjoy the assets of the Surviving Corporations after the Effective Time.

         SECTION 3.15. CONTRACTS. The Companies have provided or made available to Aon true and complete originals or copies of all material contracts, mortgages, notes, security agreements, trust indentures, arrangements, leases, licenses, commitments and other agreements and instruments (collectively, "CONTRACTS") to which RHC, REC or any Ryan Family Member is a party which relates to or affects the capital stock, business, assets, properties or operations of either Company or to which either Company or their respective businesses, assets, properties or operations may be bound or subject, including all written or oral, express or implied Contracts (a) not made in the ordinary course of business, (b) relating to the borrowing of money or for lines of credit, (c) for the sale of any assets other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights, (d) granting any power of attorney with respect to the affairs of either Company, (e) involving suretyship contracts, working capital maintenance or other form of guaranty agreements, (f) involving partnerships or joint ventures in which either Company is a partner or participant, or (g) involving amendments, modifications, extensions or renewals of any of the foregoing. Except for this Agreement and the agreements contemplated hereby, there are no contracts and agreements currently being negotiated by either Company. Except for Contracts relating to borrowings from third parties with an aggregate outstanding balance not exceeding the aggregate amount of debt reflected in the Most Recent Balance Sheets, each Company has used reasonable efforts to terminate or transfer all Contracts which such Company has the right to terminate or transfer. Each Company has used reasonable efforts with respect to any transferred Contract to enter into a novation agreement relieving such Company of any liabilities or obligations thereunder. There are no existing defaults or events of default under any Contract which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by either Company thereunder or, to the Knowledge of the Companies and the Ryan Family Members, by any other party thereto. There is no Lien on the interests of either Company under any of the Contracts.

         SECTION 3.16. EMPLOYEE BENEFIT PLANS. Neither of the Companies maintains, has ever maintained, or has any Liability with respect to any Plan (whether formal or informal, written or oral), including an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title IV of ERISA,
Section 302 of ERISA or Section 412 of the Code. Neither Company maintains, contributes to, or has any Liability for medical, health, life, death or other welfare benefits for any former employee or any other Person. Neither Company shall have any Liability with respect to any Plan presently or formerly maintained by any Person who may be deemed an ERISA Affiliate of such Company.

         SECTION 3.17. ENVIRONMENTAL MATTERS. (a) To the Knowledge of the Companies and the Ryan Family Members, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, or exposures of employees or other Persons to Materials of Environmental Concern that could reasonably be expected to form the basis of any Environmental Claim against either Company or against any Person whose Liability for any Environmental Claim either Company has or may have retained or assumed either contractually or by operation of law.

         (b) Without in any way limiting the generality of the foregoing, to the Knowledge of the Companies and the Ryan Family Members, (i) all on-site and off-site locations where any Company (directly or indirectly through a subsidiary, affiliate or otherwise) has stored or has disposed or arranged for the disposal of, Materials of Environmental Concern, are identified in SCHEDULE 3.17, (ii) all underground storage tanks previously or presently located on property owned or leased by any Company (directly or indirectly through a subsidiary, affiliate or otherwise) are identified in SCHEDULE 3.17, along with a description of the capacity and contents of such tanks, any removal or closure activities associated with such tanks and the compliance of such tanks with underground storage tank requirements, and (iii) except as set forth in SCHEDULE 3.17, there is no asbestos contained in or forming part of any building, building component, equipment, structure or office space previously or presently owned by either Company (directly or indirectly through a subsidiary, affiliate or otherwise).

         SECTION 3.18. TAXES. The Companies have timely filed or will cause to be timely filed all federal, state, local and foreign Tax (as defined below) and information returns ("Tax Returns") required to be filed by each of them, the amount of Tax on such Tax Returns is or will be correctly determined, and all items of income, gain, loss, deduction or credit required to be included in such Tax Returns have been or will be so included in such Tax Returns in the correct amount. The Companies have paid or caused to be paid, or have made adequate provision or set up an adequate accrual or reserve for the payment of, all Taxes required to be paid in respect of the periods for which Tax Returns are due, and have established an adequate accrual or reserve for the payment of all Taxes payable in respect of the period, including portions thereof, subsequent to the last of said periods required to be so accrued or reserved up to and including the Effective Time. For these purposes, the Tax attributable to the period including the Effective Time should be determined as if the taxable year ended at the Effective Time. Neither Company is delinquent in the payment of any Tax, and no deficiencies for any Tax, assessment or governmental charge have been claimed, proposed, assessed or, to the Knowledge of the Companies or the Ryan Family Members, threatened. There are no Liens on the assets of the Companies for unpaid Taxes, except for Liens relating to Taxes that are not yet due and payable. Except as set forth on Schedule 3.18 attached hereto, no waiver or extension of time to assess any Taxes has been given or requested. Schedule 3.18 attached hereto sets forth the federal, state, local and foreign income Tax Returns for all Open Periods (as defined below). For the purposes of this Section, (a) the term "Tax" shall include all taxes, charges, withholdings, fees, levies, penalties, additions, interest or other assessments imposed by any Governmental Authority or other taxing authority (including as a result of being a member of an affiliated, combined or unitary group or as a result of any obligation arising out of an agreement to indemnify any other Person), and including those related to income, employment, employee welfare or retirement (including social security), withholding, payroll, net income, gross income, gross receipts, profits, sales, use, value-added, ad valorem, property, severance, occupation, services, leasing, valuation, addition of value, transfer, estimated, stamp, license, excise, customs duties or franchise and all interest and penalties thereon and (b) the term "Open Period" shall mean all periods for which the applicable statutes of limitation have not run in full and with respect to which the Tax Return has (i) not been audited by the Internal Revenue Service or comparable state, local or foreign agencies or (ii) has been audited by the Internal Revenue Service or comparable state, local or foreign agencies but all aspects of such audit have not been fully and finally resolved.

         Except as set forth in SCHEDULE 3.18: (i) neither Company has been a member of an Affiliated Group or been included in a combined, consolidated or unitary Tax return; (ii) neither Company is a party to or bound by any Tax allocation or Tax sharing agreement or has any current or potential obligation to indemnify any other Person with respect to Taxes; (iii) neither Company has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable periods specified in Code Section 897(c)(1)(a)(ii); (iv) neither Company is required to make any adjustments under
Section 481(a) of the Code by reason of a change in accounting method which affects any taxable year ending after the Effective Time, or has any application pending to effect such a change of accounting method; and (v) neither Company is obligated to make any payments, or is a party to an agreement that could make it obligated to make payments, which will not be deductible under
Section 280G of the Code.

         As of the date hereof, neither Company has taken or agreed to take any action, nor do either of them have any Knowledge of any facts or circumstances, that would prevent the Mergers from qualifying as "reorganizations" within the meaning of Section 368(a) of the Code.

         SECTION 3.19. LABOR MATTERS. The Companies have no employees. Neither Company is a party to or bound by any Contract (including a collective bargaining agreement or any other agreement with any labor organization) for the employment of any director or employee of such Company or for the performance by any independent contractor (including consultants and the like) of services for such Company. No Person is entitled to compensation from RHC or REC for service as a director, officer, employee, independent contractor or otherwise, or is entitled to any severance pay, lump sum or other payment, compensation or other remuneration from RHC or REC upon termination of employment or service or as a result of any of the transactions contemplated by this Agreement.

         SECTION 3.20. BANK ACCOUNTS. SCHEDULE 3.20 attached hereto sets forth the names and addresses of all banks, trust companies, savings and loan associations and other financial institutions at which either Company maintains an account, deposit, safe deposit box, lock box or other arrangement for the collection of funds, line of credit or other loan facility relationship or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto. Prior to or at the Effective Time, the Companies will deliver or make available to Aon copies of all relevant records pertaining to such bank accounts. SCHEDULE 3.20 sets forth an accurate and complete list (separately identifying each Investment and indicating the financial institution, account information, and the interest rate and the current balance) of all certificates of deposit, debt securities and other investments owned, beneficially or of record, by the Companies ("INVESTMENTS"). The Companies have good and marketable title to all of the Investments, free and clear of any Liens. SCHEDULE 3.20 also sets forth an accurate and complete list of all amounts owed by the Companies to third parties (such amount being all of the liabilities of the Companies set forth on the Most Recent Balance Sheets) (the "LOANS"), separately identifying each loan and indicating the financial institution, account information, and the current interest rate and outstanding balance). There is no penalty for early repayment of any of the Loans.

         SECTION 3.21. REAL ESTATE; PERSONAL PROPERTY. Neither Company owns or leases any real property. Neither Company owns or leases any personal property, except to the extent set forth on the Most Recent Balance Sheets.

         SECTION 3.22. NAMES. RHC has never operated under any name other than Ryan Holding Corporation of Illinois and since December 23, 1981 REC has not operated under any name other than Ryan Enterprises Corporation of Illinois. Prior to December 23, 1981, REC operated under the name "PGR Investment Corporation."

         SECTION 3.23. DISCLOSURE. To the Knowledge of the Companies and the Ryan Family Members, (a) all documents, agreements and other papers and materials delivered by or on behalf of the RHC, REC or the Ryan Family Members in connection with this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby are true, complete and accurate in all material respects, (b) all documents referred to in this Agreement, including in the Schedules or Exhibits, and the corporate minute books of the Companies have been delivered or made available to Aon, (c) the corporate minute books contain all of the minutes of meetings of stockholders, board of directors, and any committees of the board of directors of the Companies that have been held and all of the written consents to action executed in lieu thereof, (d) none of the representations warranties or statements of the Companies or the Ryan Family Members contained in this Agreement, in the Schedules or Exhibits hereto, or in any other agreement, instrument or document executed or delivered by or on behalf of any of such Persons in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the representations, warranties or statements made, in the context in which made, not false or misleading, and (e) there is no fact that the Companies and the Ryan Family Members have not disclosed to Aon and the Subs in writing that causes a material adverse effect on the business, financial condition or results of operations of the Companies or that reasonably could be expected to have such a material adverse effect. The Companies and each Ryan Family Member acknowledge that the statements contained in this Section shall not be deemed to limit or qualify any of the other representations or warranties contained in this Agreement, in the Schedules or Exhibits hereto or in any agreement or document delivered in connection herewith. The Companies will deliver their respective minute books to Aon at the Effective Time.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                           OF THE RYAN FAMILY MEMBERS

         The Ryan Family Members hereby jointly and severally represent and warrant to each of Aon, RHC Sub and REC Sub as of the date hereof and as of the Effective Time as set forth below. The information disclosed on any Schedule attached hereto shall be deemed to relate solely to the section of this Article IV to which such Schedule relates and shall not be deemed made by other sections to which such discloses may apply unless such disclosure is cross-referenced in the Schedule(s) relating to such other section(s), and only to the extent that the applicable information or risk is described.

         SECTION 4.1. AUTHORIZATION. Each of the Ryan Family Members that is not a natural person is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to enter into, execute and deliver this Agreement and the Additional Agreements to which it is a party and to perform and observe fully its obligations hereunder and thereunder and to perform the transactions contemplated hereby and thereby. Each Ryan Family Member that is a natural person has the legal capacity to enter into this Agreement and the Additional Agreements to which such Person is a party and to consummate the transactions contemplated hereby and thereby. Each Ryan Family Member has taken all action required by law, such Person's organizational or governing documents (if applicable), or otherwise to authorize the execution, delivery and performance of this Agreement and the Additional Agreements to which such Person is a party and the consummation by such Ryan Family Member of the transactions contemplated hereby and thereby. This Agreement and the Additional Agreements to which such Person is a party have been duly and validly executed and delivered by each Ryan Family Member and, assuming due authorization, execution and delivery by Aon and the Subs, constitute valid and binding legal obligations of the Ryan Family Members, enforceable against each Ryan Family Member in accordance with their terms.

         SECTION 4.2. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the Additional Agreements by the Ryan Family Members nor the consummation of the transactions contemplated hereby or thereby will (a) violate, conflict with or result in any breach of any provision of the organizational or governing documents of any of the Ryan Family Members, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or require any notice under, or require the consent of any other party to, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change in control of the Companies or otherwise) any obligation or agreement, or result in the loss of any benefit or the imposition of any fee or penalty, or give rise to the creation of any Lien upon any of the respective properties or assets of the Companies or any of the Ryan Family Members, in each case under any of the terms, conditions or provisions of any debt, note, bond, mortgage, indenture, deed of trust, license, lease, permit, agreement or other instrument or obligation to which any of the Ryan Family Members is a party or by which they or any of their respective properties or assets may be bound or affected or (c) violate any Rules (including foreign, federal and state securities laws) of any Governmental Authority applicable to any of the Ryan Family Members or any of their respective properties, assets or operations.

         SECTION 4.3. CONSENTS AND APPROVALS. Except (a) for the filing with the FTC and the DOJ of the notification form and other information required under the HSR Act, (b) for the filing with the Delaware Authority of certificates of merger pursuant to the DGCL, as contemplated by Section 1.6, and (c) as set forth on SCHEDULE 3.8, no filing or registration with, no notice to and no permit, authorization, consent or approval of, any Person or any Governmental Authority is necessary for the consummation by the Ryan Family Members of the transactions contemplated by this Agreement or the Additional Agreements.

         SECTION 4.4. INVESTMENT REPRESENTATION. The Stockholders are accepting the Merger Consideration for their own account and not for any other Person and for investment purposes only and without any view to distribute, resell or otherwise transfer the same. The Stockholders represent, warrant and acknowledge that they have such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment contemplated to be made hereunder and that they have sufficient financial strength to hold the same as an investment and to bear the economic risks of such investment (including possible loss of such investment) for an indefinite period of time. The Ryan Family Members acknowledge that they are fully informed that the Merger Consideration is being issued pursuant to a private offering exemption of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and is not being registered under the Securities Act or under the securities or blue sky laws of any state or foreign jurisdiction; will constitute "restricted securities" within the meaning of Rule 144 under the Securities Act, that such securities must be held indefinitely unless they are subsequently registered under the Securities Act and any applicable state securities or blue sky laws, or unless an exemption from registration is available thereunder; and that Aon has no obligation to register such securities. The Ryan Family Members acknowledge that all documents filed by Aon with the Securities and Exchange Commission ("SEC FILINGS") pursuant to the Securities Act or the Securities Exchange Act of 1934 since January 1, 1995 have been made available or delivered to them; that they have had an opportunity to ask questions of and receive answers from Aon concerning the terms and conditions of this Agreement and the Additional Agreements and to obtain additional information, to the extent that Aon possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in such SEC Filings. Each Ryan Family Member hereby represents, warrants and acknowledges that such Person is an "accredited investor" as defined in Rule 501(a) under the Securities Act

         SECTION 4.5. WAIVER OF NOTICE OF APPRAISAL RIGHTS. Each Stockholder has been advised of such Stockholder's right to assert appraisal rights pursuant to Sections 251 and 262 of the DGCL in connection with the Mergers, has discussed such rights with such Stockholder's financial and legal advisers, and has made an informed decision to not exercise such rights and instead receive the Merger Consideration which such Stockholder is entitled to receive hereunder. Each Stockholder understands that it is a condition to Aon's obligation to consummate the Mergers that no Stockholder has asserted such appraisal rights and hereby waives, in accordance with Section 229 of the DGCL any formal notice requirement relating to such appraisal rights (including any notice contemplated by Sections 251 and 262 of the DGCL or the Certificate of Incorporation or Bylaws of either of the Companies).

         SECTION 4.6. TAX MATTERS. As of the date hereof, none of the Ryan Family Members has taken or agreed to take any action, nor do any of them have any Knowledge of any fact or circumstance, that would prevent the Mergers from qualifying as "reorganizations" within the meaning of Section 368(a) of the Code.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                               OF Aon AND THE SUBS

         Aon and the Subs hereby jointly and severally represent and warrant to the Companies and the Ryan Family Members that:

         SECTION 5.1. ORGANIZATION AND QUALIFICATION. Each of Aon, RHC Sub and REC Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         SECTION 5.2. AUTHORIZATION. Aon, RHC Sub and REC Sub each have full corporate power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party and to perform and observe fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of Aon, RHC Sub and REC Sub has taken all corporate action required to authorize the execution, delivery and performance by it of this Agreement and the Additional Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby. This Agreement and the Additional Agreements to which Aon, RHC Sub or REC Sub is a party have been duly and validly executed and delivered by Aon or such Sub, as applicable, and, assuming due authorization, execution and delivery by the Companies and the Ryan Family Members, will constitute a valid and binding obligation of Aon, RHC Sub or REC Sub, as applicable.

         SECTION 5.3. NO VIOLATION. Neither the execution and delivery of this Agreement by Aon and the Subs and the performance by Aon and the Subs of their obligations hereunder nor the consummation by Aon and the Subs of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Aon, RHC Sub or REC Sub, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Aon, RHC Sub or REC Sub is a party or by which they or any of their respective properties or assets may be bound or affected or (c) violate any Rule of any Governmental Authority applicable to Aon, RHC Sub or REC Sub or any of their respective properties, assets or operations, excluding from the foregoing clauses (b) and (c) violations, conflicts, breaches or defaults which, in the aggregate would not have a material adverse effect on the business, properties, operations or condition (financial or otherwise) of Aon, RHC Sub or REC Sub.

         SECTION 5.4. CAPITALIZATION OF AON. The authorized capital stock of Aon consists of 750,000,000 shares of Aon Common Stock and 25,000,000 shares of preferred stock, par value $1.00 per share ("AON PREFERRED STOCK"). As of March 31, 2001, there were issued and outstanding 261,860,632 shares of Aon Common Stock and 1,000,000 shares of Aon Preferred Stock designated Series C Cumulative Preferred Stock. The shares of Aon Common Stock to be issued pursuant to this Agreement will upon issuance be validly issued, fully paid, non-assessable and free of preemptive rights and will be free and clear of all Liens except for applicable Liens under this Agreement and the Additional Agreements, applicable Rules of any Governmental Authority (including the Securities Act) and as may arise from any action taken by the Companies prior to the Effective Time or the Ryan Family Members prior to or after the Effective Time.

         SECTION 5.5. CONSENTS AND APPROVALS. Except (a) for the filing with the FTC and the DOJ of the notification form and other information required under the HSR Act, (b) for the filing with the Delaware Authority of certificates of merger pursuant to the DGCL, as contemplated by Section 1.6, and (c) for post-Closing filing requirements of federal and state securities laws, no filing or registration with, no notice to and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the consummation by Aon, RHC Sub or REC Sub of the transactions contemplated by this Agreement. Aon has caused to be filed with the FTC and the DOJ the notifications and other information required to be filed under the HSR Act with respect to the transactions contemplated hereby. All such filings were, as of the date filed, true and accurate in all material respects and in accordance with the HSR Act. The waiting period under the HSR Act with respect to the transactions expired on July 12, 2001.

                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.1. REPRESENTATIONS AND WARRANTIES; CONDUCT OF BUSINESS OF THE COMPANIES PRIOR TO THE EFFECTIVE TIME. From the execution and delivery hereof through the Effective Time, the Companies agree that, except to the extent that Aon shall otherwise consent in writing, the Companies will not conduct any business or effect any transactions of any kind whatsoever. From the execution and delivery hereof through the Effective Time, (a) the Companies and the Ryan Family Members shall use their best efforts to cause the representations and warranties contained in Article III hereof to continue to be true and correct as of the Closing as if made again by the Companies and the Ryan Family Members at the Closing, (b) the Ryan Family Members shall use their best efforts to cause the representations and warranties contained in Article IV hereof to continue to be true and correct as of the Closing as if made again by the Ryan Family Members at the Closing, and (c) Aon and the Subs shall use their best efforts to cause the representations and warranties contained in Article V hereof to continue to be true and correct as of the Closing as if made again by Aon and the Subs at the Closing.

         SECTION 6.2. ALL REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the date hereof any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, each party to this Agreement shall take all such necessary action.

         SECTION 6.3. CONSENTS AND APPROVALS. The Companies and the Ryan Family Members shall (a) use their best efforts to obtain all necessary permits, consents, waivers, approvals, orders and authorizations of all Governmental Authorities and other Persons required to be obtained by the Companies and Ryan Family Members in connection with the execution, delivery and performance of this Agreement, the Additional Agreements and the consummation of the transactions contemplated hereby and thereby by each such party, (b) diligently assist and cooperate with Aon in preparing and filing all documents required to be submitted by Aon to any Governmental Authority in connection with the execution, delivery and performance of this Agreement, the Additional Agreements and the consummation of the transactions contemplated hereby and thereby (which assistance and cooperation shall include timely furnishing to Aon of all information concerning the Companies or the Ryan Family Members which, in the opinion of counsel to Aon, is required to be included in such documents), and in obtaining any permits, consents, waivers, approvals, orders and authorizations which may be required to be obtained by Aon in connection therewith and (c) keep Aon apprised of the status of any inquiries made of such party by any Governmental Authority with respect to this Agreement, the Additional Agreements or the transactions contemplated hereby and thereby.

         SECTION 6.4. PUBLIC ANNOUNCEMENTS. Aon shall determine when and the extent to which it is desirable or necessary to issue any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger. Aon shall not issue any such press release or make any such public statement without consulting with the Representative and providing the Representative with a copy of any such written press release, except as may be required by applicable law or by obligations pursuant to any listing agreement with any securities market or any securities market regulations.

         SECTION 6.5. DISCLOSURE SUPPLEMENTS. Between the date hereof and the Distribution Date (as defined in the Escrow Agreement attached as an Exhibit hereto), the Ryan Family Members shall promptly deliver to Aon in writing any information which, if existing, occurring or Known at the date of this Agreement, would have been required to be set forth or described in any Schedule hereto or which is necessary to correct any information in any Schedule which has been rendered inaccurate thereby.

         SECTION 6.6. PAYMENT OF TRANSACTION EXPENSES. Except to the extent set forth on the Most Recent Balance Sheets, prior to the Effective Time the Companies shall have paid in full all transaction expenses, including any legal, accounting, appraisal, financial advisor and other expenses which have been incurred or will be incurred by the Companies in connection with the transactions contemplated hereby ("TRANSACTION EXPENSES"), invoiced prior to the Effective Time as well as all other Transaction Expenses which the Companies reasonably estimate shall be incurred through the Effective Time. Except to the extent set forth on the Most Recent Balance Sheets, the Ryan Family Members agree to pay any and all Transaction Expenses billed to the Surviving Corporations following the Mergers which relate to fees and expenses incurred by the Companies prior to the Effective Time.

         SECTION 6.7. SPECIFIC PERFORMANCE. Each of the parties hereto hereby acknowledges and agrees that the other parties would be damaged irreparably in the event that any of the material provisions of this Agreement are not substantially performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the parties hereto hereby agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the material provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which they may be entitled pursuant hereto.

         SECTION 6.8. TAX-FREE REORGANIZATION. Except as otherwise required by law, Aon, and each of the Subs, the Ryan Family Members, and the Companies, agree to file all Tax Returns in a manner that is consistent with the Mergers qualifying as tax-free reorganizations within the meaning of Section 368(a) of the Code. None of the Ryan Family Members, the Companies, Aon or the Subs shall take or cause to be taken any action outside the ordinary course of business that would disqualify the Mergers as "reorganizations" within the meaning of
Section 368(a) of the Code.

         SECTION 6.9. TAX MATTERS. The following provisions shall govern the allocation of responsibility as between Aon and the Ryan Family Members for certain Tax matters following the Effective Time:

         (a) TAX PERIODS ENDING ON OR BEFORE THE EFFECTIVE TIME. Aon shall cause Ernst & Young LLP to prepare and shall file or cause to be filed all Tax Returns for the Surviving Companies for all periods ending on or prior to the Effective Time which are filed after the Effective Time. Aon shall notify the Ryan Family Members at the time of completion of each such income tax return and shall permit the Ryan Family Members to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Ryan Family Members shall reimburse Aon for Taxes of the Surviving Corporations with respect to such periods within 15 days after payment by Aon or the Surviving Corporations of such Taxes to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Most Recent Balance Sheet. Aon or the Surviving Corporations shall pay to the Representative any refund of Taxes of the Surviving Corporations with respect to such periods within 15 days after receipt by Aon or the Surviving Corporations of such refund. (b) TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE EFFECTIVE TIME. Aon shall cause Ernst & Young LLP to prepare and shall file or cause to be filed any Tax Returns of the Surviving Companies for Tax periods that begin before the Effective Time and end after the Effective Time. Aon shall permit the Ryan Family Members to review and comment on each such Tax Return prior to filing. The Ryan Family Members shall pay to Aon within 15 days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Effective Time, determined as set forth below, to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Most Recent Balance Sheets. In the event Aon or the Surviving Corporations receive any refund of Taxes of the Surviving Corporations with respect to such periods, Aon or the Surviving Corporations shall pay to the Representative an amount equal to the portion of such refund which relates to the portion of such Taxable period ending on the Effective Time, determined as set forth below, within 15 days after receipt by Aon or the Surviving Corporations of such refund. For purposes of this Section 6.9(b), in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Effective Time, the portion of such Tax which relates to the portion of such Taxable period ending at the Effective Time shall (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending at the Effective Time and the denominator of which is the number of days in the entire Taxable period, and (ii) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended at the Effective Time. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Surviving Corporations for Tax periods prior to the Effective Time. Aon agrees that it will not cause the Surviving Corporations to take any actions on the Closing Date other than transactions comparable to those occurring in the ordinary course of business of the Companies prior to the Closing (it being agreed that distributions of cash in connection with the repayment, including prepayment, of indebtedness in part or in whole is in the ordinary course of business).

         (c) CARRYFORWARDS FROM PRIOR TAX PERIODS. Within 45 days after the filing of a federal income Tax Return by Aon or a Company utilizing, to offset income or gain, any net operating loss or capital loss carryforward of a Company that arose in a period ending on or before the Effective Time, Aon shall pay, or cause to be paid, to the Representative, an amount equal to 50 percent of the federal income Tax benefit derived therefrom. In the event that a payment is made pursuant to the preceding sentence, and thereafter the utilization of some or all of such net operating loss or capital loss carryforward is disallowed by a final administrative or court decision, a binding agreement or an amended return, the Representative shall pay to Aon an amount equal to 50 percent of the disallowed federal income Tax benefit, along with 50 percent of any interest, penalties and incidental costs paid by Aon or the Company with respect to such disallowance, within 45 days after receiving written demand from Aon.

         (d) COOPERATION ON TAX MATTERS.

             (i) Aon and each of the Subs, the Ryan Family Members and Companies shall cooperate fully, as and to the extent reasonably requested by any other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon any other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Aon and the Ryan Family Members agree (A) to retain all books and records with respect to Tax matters pertinent to the Companies relating to any Taxable period beginning before the Effective Time until the expiration of the statute of limitations (and, to the extent notified by Aon or the Ryan Family Members, any extensions thereof) of the respective Taxable periods, and to abide by all record retention agreements entered into with any Taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Aon or the Ryan Family Members, as the case may be, shall allow the other party to take possession of such books and records.

                  (ii) Aon and the Ryan Family Members further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

                  (iii) Aon and the Ryan Family Members further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to the Code and all Treasury Department Regulations promulgated thereunder.

         SECTION 6.10 VOTING AGREEMENT. Each of the Ryan Family Members is executing and delivering the Irrevocable Stockholders' Voting Agreement and Proxy in the form attached hereto as EXHIBIT C (the "VOTING AGREEMENT") simultaneously with the Closing.

                                   ARTICLE VII

                                     CLOSING

         SECTION 7.1. CLOSING. The closing (the "CLOSING") of the transactions contemplated by this Agreement is taking place concurrently with the execution and delivery hereof at the offices of Sidley Austin Brown & Wood, Bank One Plaza, Chicago, Illinois 60603, at 10:00 a.m., local time, on the date hereof (the "CLOSING DATE").

         (a) At the Closing, the Companies are delivering to Aon the following:

                  (i) the Assumption Agreement in the form attached hereto as EXHIBIT D (the "ASSUMPTION AGREEMENT"), duly executed by each of the Companies and in full force and effect prior to the Effective Time;

                  (ii) documents evidencing the release of the Bank Liens such that all of the Aon Shares are owned by the Companies free and clear of all Liens;

                  (iii) a Certificate of Equiserv Trust Company, N.A., Aon's transfer agent and registrar, in the form attached hereto as EXHIBIT E (the "CERTIFICATE OF TRANSFER AGENT AND REGISTRAR"), executed by an authorized representative of Equiserv;

                  (iv) Officer's Certificate signed by an officer of RHC in the form attached hereto as EXHIBIT F;

                  (v) Officer's Certificate signed by an officer of REC in the form attached hereto as EXHIBIT G;

                  (vi) Long-form Good Standing Certificate of each Company issued by the Secretary of State of Delaware shortly prior to the Closing; and

                  (vii) Telegram or facsimile, dated the Closing Date, from the Secretary of State of Delaware as to each Company's due incorporation and good standing;

         (b) At the Closing, the Ryan Family Members are delivering to Aon the following:

                  (i) The Escrow Agreement in the form attached hereto as EXHIBIT H (the "ESCROW AGREEMENT"), duly executed by each of the Ryan Family Members;

                  (ii) the Assumption Agreement, duly executed by each of the Ryan Family Members and in full force and effect prior to the Effective Time;

                  (iii) the Stock Restriction Agreement in the form attached hereto as EXHIBIT I (the "STOCK RESTRICTION AGREEMENT"), duly executed by each of the Ryan Family Members;

                  (iv) certificates representing all of the outstanding shares of RHC Common Stock, RHC Preferred Stock, REC Common Stock and REC Preferred Stock (such certificates to be delivered by the Ryan Family Members who are Stockholders), in each case properly endorsed for transfer or accompanied by duly executed stock powers executed in blank;

                  (v) the Certificate of Transfer Agent and Registrar, duly executed by an authorized representative of Equiserv, indicating, among other things, receipt of certificates representing all of the outstanding shares of Aon Common Stock owned directly or indirectly by the Ryan Family Members other than the Aon Shares and shares held by PGR under Aon's Employee Stock Ownership Plan and Aon's 401k Plan (such certificates being delivered for the sole purpose of adding the legends set forth in Section 2.3(b) and (c) hereof).

                  (vi) certificate of each Ryan Family Stockholder which is not a natural Person in the form attached hereto as EXHIBIT J.

         (c) At the Closing, the Family GST Trust Under the PGR 2000 Trust dated November 22, 2000 (the "PGR 2000 TRUST") is delivering to Aon the Escrow Agreement, duly executed by the PGR 2000 Trust and by American National Bank and Trust Company of Chicago, as escrow agent under the Escrow Agreement (the "ESCROW AGENT").

         (d) At the Closing, Aon is delivering to the Companies the following:

                  (i) the Assumption Agreement, duly executed by Aon;

                  (ii) Officer's Certificate signed by an officer of Aon in substantially the form attached hereto as EXHIBIT K;

                  (iii) Long-form Good Standing Certificate of Aon issued by the Secretary of State of Delaware shortly prior to the Closing;

                  (iv) Telegram or facsimile, dated the Closing Date, from the Secretary of State of Delaware as to Aon's due incorporation and good standing;

                  (v) Copy of all correspondence with the New York Stock Exchange relating to the Mergers, including correspondence from the NYSE confirming that Aon stockholder approval of the Mergers is not required under applicable NYSE rules.

                  (vi) the Stock Restriction Agreement, duly executed by Aon;
         and

                  (vii) the Escrow Agreement, duly executed by Aon.

         (e) At the Closing, William Blair & Company, L.L.C., is delivering to Aon a letter addressed to the Special Committee and Board of Directors of Aon in the form set forth on EXHIBIT L attached hereto to the effect that the consideration to be paid by Aon in the Mergers is fair, from a financial point of view, to Aon.

         (f) At the Closing, Ernst & Young LLP, is delivering to Aon a letter, addressed to Aon, in the form set forth on EXHIBIT M attached hereto advising Aon of the effect on Aon's financial statements (including the absence of an adverse effect on earnings and earnings per share) of the consummation of the transactions contemplated by this Agreement.

         (g) At the Closing, Ernst & Young LLP, is delivering to Aon and the Ryan Family Members, an opinion letter, addressed to the Special Committee and Board of Directors of Aon and the Boards of Directors of each of the Companies, in the form set forth on EXHIBIT N attached hereto regarding certain tax matters.

         (h) At the Closing, Sidley Austin Brown & Wood is delivering to Aon, an opinion letter, addressed to Aon and dated as of the Closing Date, in the form set forth on EXHIBIT O attached hereto:

         (i) Promptly following the Closing, Aon shall deliver to the Stockholders one or more certificates, registered in the name of the applicable Stockholder evidencing the number of shares of Aon Common Stock to be received by each such Stockholder at the Effective Time pursuant to Sections 2.1 and 2.2 hereof, which certificates will be duly issued and registered in the name of each such Stockholder and contain all of the legends contained in Section 2.3 hereof.

         (j) Promptly following the Closing, Aon shall deliver to the Ryan Family Members one or more certificates, registered in the name of the applicable Ryan Family Members and containing the legends set forth in Sections 2.3(b) and (c) hereof and, if the certificate delivered by such Person pursuant to Section 7.1(b)(iv)(B) hereof included a comparable legend, the legend set forth in Section 2.3(a) hereof, evidencing the number of shares of Aon Common Stock delivered by such Person pursuant to Section 7.1(b)(iv)(B) hereof

         (k) Promptly following the Closing, the PGR 2000 Trust shall deliver to the Escrow Agent a certificate received pursuant to Section 7.1(i) evidencing 583,942 shares of Aon Common Stock accompanied by a duly executed stock power executed in blank, which shares shall simultaneously with the Closing and without any further action by any Person, become subject to the terms and conditions of, the Escrow Agreement. Such shares shall be registered in the name of the Escrow Agent promptly following the Closing.

                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION

         SECTION 8.1. SURVIVAL AND REMEDIES. All representations and warranties of each of the parties hereto contained in this Agreement or the Additional Agreements, including all statements contained in any certificate, schedule, document or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby, shall be deemed to be representations and warranties within the meaning of this Section 8.1, shall be deemed to be material and to have been relied upon by Aon or the Ryan Family Members, as the case may be, and shall survive the Closing and the Effective Time, and claims for indemnification relating to a breach of any such representation and warranty may be made at any time. All of the covenants and agreements of each of the parties hereto contained in this Agreement or in any document delivered pursuant to this Agreement shall survive the Closing and the Effective Time, and claims for indemnification relating to a breach of any such covenant or agreement may be made at any time. In the event of a breach of any of such representations, warranties, covenants and agreements, the party to whom such representation, warranty, covenant or agreement has been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether of law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement or any Additional Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement or any Additional Agreement as to which there is no inaccuracy or breach.

         SECTION 8.2. INDEMNIFICATION OF AON. Each Ryan Family Member agrees, jointly and severally, to indemnify and defend Aon, its past, present and future Subsidiaries (including the RHC Surviving Corporation and the REC Surviving Corporation), Affiliates, officers, directors, employees, agents and other representatives, the past, present and future officers, directors, employees, agents and other representatives of its Subsidiaries and Affiliates and any person who during the past, present or future "CONTROLS" (within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended) any of the foregoing, (each of such parties is referred to herein individually as an "INDEMNIFIED PARTY" and collectively as the "INDEMNIFIED PARTIES") against, and hold the Indemnified Parties harmless from, all damages, costs, losses, claims, suits, Liabilities, obligations, deficiencies, fees and expenses, including court costs, amounts paid in settlement, attorneys fees, expenses of investigation and expenses incurred in defending any Indemnified Party against the assertion of any claim with respect to such damages, costs, losses, claims, suits, Liabilities, obligations, deficiencies, fees and expenses (collectively, the "DAMAGES"), related to, resulting from, caused by, based upon, or arising out of:

         (a) any inaccuracy or misrepresentation or breach of and representation or warranty made by any Ryan Family Member set forth in this Agreement (it being understood and agreed to that, for the purposes of this Article VIII, all such representations or warranties shall be interpreted without giving effect to any qualifications, limitations or exceptions therein, including the words "ADVERSE EFFECT," "MATERIAL ADVERSE EFFECT," "MATERIALITY," "MATERIAL," "KNOWLEDGE," "KNOWN," "KNOWS" or variations of such terms or similar terms or qualifications, limitations or exceptions based on any such terms);

         (b) any breach or violation of any agreement, covenant or obligation of RHC, REC, or any Ryan Family Member set forth in this Agreement;

         (c) any inaccuracy or misrepresentation or breach of and representation or warranty made by RHC, REC or any Ryan Family Member set forth in any Additional Agreement to which such Person is a party (it being understood and agreed to that, for the purposes of this Article VIII, all such representations or warranties shall be interpreted without giving effect to any qualifications, limitations or exceptions therein, including the words "ADVERSE EFFECT," "MATERIAL ADVERSE EFFECT," "MATERIALITY," "MATERIAL," "KNOWLEDGE," "KNOWN," "KNOWS" or variations of such terms or similar terms or qualifications, limitations or exceptions based on any such terms);

         (d) any breach or violation of any agreement, covenant or obligation of RHC, REC or any Ryan Family Member set forth in any Additional Agreement to which such Person is a party;

         (e) any claim made in good faith based upon facts alleged that, if true, would have constituted any such inaccuracy, misrepresentation, breach or violation under clause (a), (b), (c) or (d) above;

         (f) any Liability or obligation of RHC or REC or any of their past or present Subsidiaries or Affiliates, whether known or unknown, fixed, contingent or otherwise, relating to, or arising out of, acts or omissions that occurred or states of fact that existed prior to the Effective Time, except for Liabilities set forth on the Most Recent Balance Sheets;

         (g) any Tax attributable to RHC or REC or any of their past or present Subsidiaries or Affiliates for taxable periods ending on or prior to the Effective Time, and any Tax attributable to the portion of the taxable period subsequent to the last of said periods and ending at the Effective Time as determined in a manner as set forth in Section 6.9(b), including any Tax resulting from the consummation of the Mergers;

         (h) the Mergers and any other transactions contemplated by this Agreement and the Additional Agreements, other than transaction expenses (provided that the term "transaction expenses" does not include any expenses, costs, fees, or liabilities related to the indemnification of any representative of Aon or Aon's officers or directors arising out of the actions taken in connection with the Mergers) incurred by Aon prior to the Closing;

         (i) any assertion of appraisal rights pursuant to Section 251 and 262 of the DGCL by any of the stockholders of RHC or REC; and

         (j) any of the acts or omissions of, or states of fact relating to RHC or REC or their officers, directors, stockholders, employees, agents, Subsidiaries or Affiliates or any officers, directors, stockholders, employees or agents of such Subsidiaries or Affiliates, which acts or omissions occurred, or states of fact existed, prior to the Effective Time.

         Aon agrees that notwithstanding any provision herein to the contrary, prior to any distribution in satisfaction of a claim for Damages which are Applicable Damages (as defined in the Escrow Agreement) pursuant to the Escrow Agreement, Aon will provide, or request that the Escrow Agent provide, each Stockholder with written notice of such planned distribution (the "NOTICE") and will provide the Stockholders with a period of ten business days following delivery of the Notice to satisfy such claim from other assets. If no Stockholder has satisfied such claim within such period, Aon may, in addition to all of its rights and remedies under this Agreement or otherwise (whether of law or in equity), satisfy any claim for Damages which are Applicable Damages by withdrawing from the Escrow Fund (as defined in the Escrow Agreement), in accordance with the terms of the Escrow Agreement, that number of shares of Aon Common Stock determined by dividing the amount of the claim by the closing price of Aon Common Stock as reported on the New York Stock Exchange for the tenth business day following delivery of the Notice Subject to and in accordance with the Escrow Agreement, the balance, if any, of the Escrow Fund remaining on the Distribution Date (as defined in the Escrow Agreement) shall be distributed to the Stockholder or Stockholders contributing to the Escrow Fund.

         Each Ryan Family Member agrees and acknowledges that (x) it has discussed with its counsel and understands the joint and several nature of the indemnification obligations hereunder, (y) the right of indemnification of the Indemnified Parties hereunder is not limited to the Escrow Fund, and
(z) the Indemnified Parties are not obligated to seek satisfaction of a claim for indemnification pursuant to this Agreement from the Escrow Fund established pursuant to the Escrow Agreement prior to seeking satisfaction of such a claim from any Ryan Family Member personally and individually.

         SECTION 8.3. NOTICE OF CLAIM. Any Indemnified Party making a claim for indemnification pursuant to this Agreement must give the party from whom indemnification is sought (an "INDEMNIFYING PARTY") written notice of such claim (an "INDEMNIFICATION CLAIM NOTICE") promptly after the Indemnified Party (i) receives any written notice of any action, lawsuit, proceeding, investigation, tax audit, demand, assessment, enforcement action or other claim (a "PROCEEDING") against or involving the Indemnified Party by any third party or
(ii) otherwise discovers the liability, obligation or facts giving rise to such claim for indemnification; provided that the failure to notify or delay in notifying an Indemnifying Party will not relieve the Indemnifying Party of its obligations pursuant this Agreement, except to the extent that such failure actually and materially harms the Indemnifying Party.

         SECTION 8.4. INDEMNIFICATION PROCEDURES; CONDITIONS. With respect to the defense of any Proceeding against or involving an Indemnified Party in which the third party in question seeks only the recovery of a sum of money for which indemnification is provided in this Agreement, at its option an Indemnifying Party may appoint as lead counsel of such defense any legal counsel selected by the Indemnifying Party (and reasonably satisfactory to the Indemnified Party); PROVIDED that before the Indemnifying Party assumes control of such defense it must first enter into an agreement with the Indemnified Party (in form and substance reasonably satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible (with no reservation of any rights) for all Damages relating to such Proceeding and unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such Proceeding or the facts giving rise to such claim for indemnification; PROVIDED, HOWEVER, that the Indemnified Party may, at the Indemnifying Party's cost, participate in such investigation, trial and defense of such Proceeding and any appeal arising therefrom; and PROVIDED FURTHER, that the Indemnifying Party shall have an obligation to keep the Indemnified Party apprised of the status of the Proceeding, to furnish the Indemnified Party with all documents and information that the Indemnified Party shall reasonably request in connection therewith, and to consult with the Indemnified Party prior to acting on major matters involved in such Proceeding. The Indemnifying Party must obtain the prior written consent of the Indemnified Party (which the Indemnified Party will not unreasonably withhold) prior to entering into any settlement of such claim or Proceeding or ceasing to defend such claim or Proceeding. The Indemnified Party shall be entitled to defend, settle or proceed in such other manner as it deems fit, in its sole discretion, in connection with any Proceeding as to which the Indemnifying Party has not acknowledged its obligations in writing in accordance with the foregoing sentence; and no actions taken by the Indemnified Party in connection therewith shall affect or limit the obligations of the Indemnifying Party pursuant to this Agreement.

         SECTION 8.5. TREATMENT OF INDEMNIFICATION PAYMENTS. Amounts paid to an Indemnified Party as indemnification hereunder shall be treated as adjustments to the Merger Consideration. If any Tax authority asserts that an indemnification payment is not an adjustment to the Merger Consideration and the Indemnified Party has not received a corresponding Tax deduction for the entire amount of Damages incurred by the Indemnified Party in connection with the matter underlying such indemnification payment, the Indemnifying Party shall indemnify the Indemnified Party for any Tax imposed upon the Indemnified Party in connection with its receipt of any portion of such indemnification payment with respect to which the Indemnified Party has not received a corresponding Tax deduction.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         SECTION 9.1. AMENDMENT AND MODIFICATION. This Agreement may be amended only pursuant to a written instrument signed on behalf of RHC, REC, the Representative, Aon and the Subs.

         SECTION 9.2. WAIVER OF COMPLIANCE; CONSENTS. Any failure of Aon, RHC Sub or REC Subs, on the one hand or the Companies or Ryan Family Members, on the other hand, to comply with any obligation, covenant, agreement or condition contained herein may be waived only in writing by the Companies and the Representative or Aon and the Subs, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party to enforce any such provision. Any amendment or waiver effected in accordance with Section 9.1 or this Section 9.2 shall be binding upon each of the Ryan Family Members.

         SECTION 9.3. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         SECTION 9.4. EXPENSES AND OBLIGATIONS. All costs and expenses incurred by Aon and the Subs prior to the Effective Time in connection with the consummation of the transactions contemplated by this Agreement shall be paid by Aon. All costs and expenses incurred by the Companies and the Ryan Family Members in connection with the consummation of the transactions contemplated by this Agreement shall be paid by the Companies (subject to Section 6.6 hereof) and the Ryan Family Members, respectively.

         SECTION 9.5. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, nothing in this Agreement except as set forth in Article IX hereof, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.6. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or on the next business day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (with request of assurance of receipt in a manner customary for communication of such type) as follows (or at such other address for a party as shall be specified by like notice):

         (a) If to Aon or the Subs, or to the Surviving Corporations after the Effective Time, to:

                         Aon Corporation
                         123 North Wacker Drive
                         Chicago, Illinois  60606
                         Attn:   Raymond Skilling, Chief Counsel
                         Telecopy:  (312) 701-2348

                with a copy to:

                         Sonnenschein Nath & Rosenthal
                         8000 Sears Tower
                         233 S. Wacker Drive
                         Chicago, Illinois  60606
                         Attn:   Donald G. Lubin, Esq.
                         Telecopy:  (312) 876-7934

         (b) if to the Companies prior to the Effective Time or to the Ryan Family Members, to the Representative:

                         Patrick G. Ryan
                         123 North Wacker Drive, Suite 900
                         Chicago, Illinois  60606
                         Telecopy:  (312) 701-3030

                with a copy to:

                         Sidley Austin Brown & Wood
                         Bank One Plaza
                         10 South Dearborn Street
                         Chicago, Illinois  60603
                         Attn:   Dennis V. Osimitz
                         Telecopy:  (312) 853-7036

         SECTION 9.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to the conflicts-of-laws rules thereof, except to the extent that the laws of the State of Delaware are mandatorily applicable to the Mergers.

         SECTION 9.8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original signature for all purposes.

         SECTION 9.9. HEADINGS. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.10. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

         (a) "ADDITIONAL AGREEMENTS" shall mean the Assumption Agreement, the Escrow Agreement, the Stock Restriction Agreement, the Voting Agreement and all other agreements and documents contemplated by this Agreement.

         (b) "AFFILIATE" shall mean (i) a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another Person and (ii) any parent, spouse, lineal descendant or adopted child of a Person specified in clause (i), any spouse or adopted child of any such descendant or any child of such spouse, the executors, administrators, conservators or personal representatives of any Person referred to in this clause (ii) and any Person which, directly or indirectly, is owned or controlled by one or more of the Persons referred to in this clause (ii). For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY," or and "UNDER COMMON CONTROL WITH"), as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person or entity, whether through the ownership of voting securities or interests, by agreement or otherwise; PROVIDED, HOWEVER, that record or beneficial ownership of 10% or more of the voting stock or interests of a Person shall be deemed control; FURTHER PROVIDED, that record or beneficial ownership of less than 10% of the voting stock or interest of a Person shall not raise a presumption that such Person is not an Affiliate.

         (c) "AFFILIATED GROUP" shall mean any affiliated group as defined in
Section 1504 of the Code (or any analogous combined, consolidated or unitary group under state, local or foreign income Tax law) of which Aon or any of its Affiliates is or has been a member.

         (d) "AON COMMON STOCK" shall mean the common stock, par value $1.00 per share, of Aon.

         (e) "CLAIMS" shall mean all pending and threatened claims, actions, causes of action, demands, orders, notices, suits, grievances, proceedings, disputes, arbitrations and investigations.

         (f) "ENVIRONMENTAL CLAIM" shall mean any Claim (written or oral) by any Person or any Governmental Authority alleging potential Liability or obligations (including potential Liability or obligations for or requirement to incur investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, release or threatened release into the environment, of any Materials of Environmental Concern at any location, whether or not owned or operated by the Companies, or (ii) circumstances forming the basis of any violation, potential violation or alleged violation, or Liability, potential Liability or alleged Liability, under any Environmental Law.

         (g) "ENVIRONMENTAL LAWS" shall mean all Rules and permit conditions relating to pollution or protection of human health or the environment (including ambient air, indoor air, surface water, ground water, land surface or subsurface strata), including Rules relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         (h) "ERISA AFFILIATE" shall mean any corporation or other Person which is a member of the same controlled group (within the meaning of Section 414(b) of the Code) of corporations or other Persons as either of the Companies, or which is under common control (within the meaning of Section 414(c) of the Code) with either of the Companies, or any corporation or other Person which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with either of the Companies, or any corporation or other Person which is required to be aggregated with either of the Companies pursuant to Section 414(o) of the Code or the regulations promulgated under Sections 414(b), (c),
(m) or (o) of the Code.

         (i) "GOVERNMENTAL AUTHORITY" shall mean any court or judicial authority (whether federal, national, state, local, domestic, foreign or otherwise), any arbitration or other alternative dispute mechanism (whether federal, national, state, local, domestic, foreign or otherwise), any government or governmental department, legislature, executive branch, agency, board, body, office, commission, bureau or instrumentality or other regulatory authority (whether federal, national, state, local, domestic, foreign or otherwise) or any Person or organization lawfully empowered by any of the foregoing to enforce or seek compliance with any Rule.

         (j) "KNOWLEDGE" (or any form of such term, such as "Knows", "Known", etc.) as used in this Agreement with respect to a party's awareness of the presence or absence of a fact, event or condition shall mean (i) the actual knowledge of such Person after due inquiry, and in the case of any Person other than an individual, any director, officer, shareholder (beneficial or of record), managing director, partner, trustee or similar individual of such Person plus (ii) the knowledge that should be obtained by a party conducting itself reasonably and with sound discretion in the management of its own affairs.

         (k) "LIABILITY" shall mean any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         (l) "LIENS" shall mean all title defects, charges, claims, restrictions, liens, pledges, security interests, mortgages, tenancies and other possessory interests, conditional sale or other title retention agreements, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, encroachments and other burdens, options, restrictions or encumbrances of any kind.

         (m) "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean chemicals or other substances subject to regulation pursuant to Environmental Laws, including pollutants, contaminants, wastes, by products, toxic substances, radionuclides, polychlorinated biphenyls, asbestos, petroleum (including crude oil or any fraction thereof) and petroleum products.

         (n) "PERSON" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity.

         (o) "PLAN" shall mean each bonus, pension, stock option, stock purchase, stock bonus, benefit, welfare, profit sharing, retirement, disability, vacation, severance, hospitalization, insurance, incentive, deferred compensation and other similar fringe or compensation agreements, written or oral, and all collective bargaining agreements and each other "employee benefit plan" (within the meaning of Section 3(3) of ERISA), in each of the foregoing cases which cover, are maintained for the benefit of, or relate to any or all employees employee benefit plans, funds, programs or arrangements, all employment contracts or executive (regardless whether such employees' regular place of employment is within or without the United States) or terminated employees of RHC, REC or any ERISA Affiliate.

         (p) "REC COMMON STOCK" shall mean, collectively, the REC Class A Common Stock and the REC Class B Common Stock.

         (q) "REC CLASS A COMMON STOCK" shall mean the Class A Common Stock, par value $.01 per share, of REC.

         (r) "REC CLASS B COMMON STOCK" shall mean the Class B Common Stock, par value $.01 per share, of REC.

         (s) "REC PREFERRED STOCK" shall mean, collectively, the REC Convertible Preferred Stock and the REC Senior 9% Preferred Stock.

         (t) "REC CONVERTIBLE PREFERRED STOCK" shall mean the Convertible Preferred Stock, par value $.01 per share, of REC.

         (u) "REC SENIOR 9% PREFERRED STOCK" shall mean the Senior 9% Cumulative Preferred Stock, par value $.01 per share, of REC.

         (v) "REORGANIZATION" shall mean the transactions described in SCHEDULE 9.10.

         (w) "REPRESENTATIVE" shall mean the Person appointed pursuant to the Stock Restriction Agreement to act on behalf of each Stockholder and all of the Stockholders.

         (x) "RHC COMMON STOCK" shall mean, collectively, the RHC Class A Common Stock and the RHC Class B Common Stock.

         (y) "RHC CLASS A COMMON STOCK" shall mean the Class A Common Stock, par value $.01 per share, of RHC.

         (z) "RHC CLASS B COMMON STOCK" shall mean the Class B Common Stock, par value $.01 per share, of RHC.

         (aa) "RHC PREFERRED STOCK" shall mean, collectively, the RHC Series A Preferred Stock, the RHC Series B Preferred Stock, the RHC Series C Preferred Stock, and the RHC Series D Preferred Stock.

         (bb) "RHC SERIES A PREFERRED STOCK" shall mean the Series A 10% Preferred Stock, par value $1.00 per share, of RHC.

         (cc) "RHC SERIES B PREFERRED STOCK" shall mean the Series B 8% Preferred Stock, par value $1.00 per share, of RHC.

         (dd) "RHC SERIES C PREFERRED STOCK" shall mean the Series C 7% Preferred Stock, par value $1.00 per share, of RHC.

         (ee) "RHC SERIES D PREFERRED STOCK" shall mean the Series D 7% Preferred Stock, par value $.01 per share, of RHC.

         (ff) "RULES" shall mean any federal, state, local or foreign statute, law, code, ordinance, rule, regulation, judgment, writ, decree, injunction, order, concession, grant, franchise, permit or license or other governmental or regulatory authorization, consent or approval applicable to RHC, REC, or any of the Ryan Family Members or any of their respective assets, properties, operations or any Plan or Aon, RHC Sub or REC Sub, in each case as applicable.

         (gg) "SPECIAL COMMITTEE" shall mean the Special Committee of the Aon Board of Directors of Aon formed to consider, evaluate and negotiate the transactions contemplated by this Agreement.

         (hh) "SUBSIDIARY" shall mean a Person with respect to which another specified Person has the power to vote or direct the voting of sufficient securities or interests to elect a majority of the board of directors or comparable governing body (E.G. general partners or managers).

         SECTION 9.11. ENTIRE AGREEMENT. This Agreement (including all Exhibits and Schedules attached hereto and incorporated by reference herein) and the Additional Agreements embody the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein or therein. This Agreement (including all Exhibits and Schedules attached hereto and incorporated by reference herein), and the Additional Agreements supersede all prior agreements and understandings between the parties with respect to such subject matter, including the nonbinding letter of intent dated June 8, 2001.

         SECTION 9.12. INTERPRETATION OF CERTAIN TERMS. Any words herein used in the singular shall denote the plural as the context so requires and, when used herein in the plural shall denote the singular as the context so requires. Pronouns used herein, whether masculine, feminine, or neuter, shall be interpreted as the context so requires. The word "including" shall mean "including, without limitation," and thus indicate part of a larger whole; but shall not be interpreted as indicating the stated limits or extremes. Any reference to any federal, state, or local law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         SECTION 9.13. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that it may be assigned (other than the obligations in Article II) by Aon, RHC Sub or REC Sub to one or more of their Affiliates who agree in writing to be bound by the provisions hereof; PROVIDED, that Aon remains obligated under this Agreement. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         SECTION 9.14. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

         SECTION 9.15. DISPUTE RESOLUTION.

         (a) The parties agree that any and all disputes, claims or controversies arising out of or relating to this agreement that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before JAMS, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. Any party may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with JAMS, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of JAMS' Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with JAMS and with one another in selecting an arbitrator who has previously served as judge in a federal court from JAMS' panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this Section may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

         (b) NOTICE: BY SIGNING THIS AGREEMENT, EACH PARTY IS AGREEING TO HAVE ALL DISPUTES, CLAIMS OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT DECIDED BY NEUTRAL ARBITRATION, AND EACH PARTY IS GIVING UP ANY RIGHTS SUCH PARTY MIGHT POSSESS TO HAVE THOSE MATTERS LITIGATED IN A COURT OR JURY TRIAL. BY SIGNING THIS AGREEMENT, EACH PARTY IS GIVING UP SUCH PARTY'S JUDICIAL RIGHTS TO DISCOVERY AND APPEAL EXCEPT TO THE EXTENT THAT THEY ARE SPECIFICALLY PROVIDED FOR UNDER THIS AGREEMENT. IF ANY PARTY REFUSES TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, SUCH PARTY MAY BE COMPELLED TO ARBITRATE UNDER FEDERAL OR STATE LAW. EACH PARTY'S AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.


               * * * The Remainder of this Page Intentionally Left
                                  Blank * * *


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


         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the day and year first above written.

RYAN HOLDING CORPORATION OF ILLINOIS                         Aon CORPORATION

By:      /s/ Patrick G. Ryan, Jr.                            By:      /s/ Michael D. O'Halleran
   ------------------------------------                         ------------------------------------
Name:    Patrick G. Ryan, Jr.                                Name:    Michael D. O'Halleran
Title:   President                                           Title:   President and Chief Operating Officer

RYAN ENTERPRISES CORPORATION OF ILLINOIS                     HOLDCO #1, INC.

By:      /s/ Patrick G. Ryan, Jr.                            By:       /s/ Richard E. Barry
   ------------------------------------                         ------------------------------------
Name:    Patrick G. Ryan, Jr.                                Name:    Richard E. Barry
Title:   President                                           Title:   Vice President and Assistant Secretary

                                                             HOLDCO #2, INC..
/s/ Patrick G. Ryan
---------------------------------------                      By:       /s/ Richard E. Barry
Patrick G. Ryan                                                 ------------------------------------
                                                             Name:    Richard E. Barry
                                                             Title:   Vice President and Assistant Secretary
/s/ Shirley W. Ryan
---------------------------------------
Shirley W. Ryan


                              RHC STOCKHOLDERS:


PATRICK G. RYAN LIVING TRUST                                 SHIRLEY W. RYAN LIVING TRUST
DATED JULY 10, 2001                                          DATED JULY 10, 2001

By: /s/ Patrick G. Ryan                                      By: /s/ Shirley W. Ryan
   ------------------------------------                         ------------------------------------
Name:    Patrick G. Ryan                                     Name:    Shirley W. Ryan
Its:     Trustee                                             Its:     Trustee

                                                             By: /s/ Patrick G. Ryan
                                                                 -----------------------------------
                                                             Name:    Patrick G. Ryan
                                                             Its:     Trustee

2001 RYAN ANNUITY TRUST
DATED APRIL 20, 2001

By: /s/ Shirley W. Ryan
   ------------------------------------
Name:    Shirley W. Ryan
Its:     Trustee


             1 OF 2 SIGNATURES PAGES TO AGREEMENT AND PLAN OF MERGER



                                REC STOCKHOLDERS:


PATRICK G. RYAN LIVING TRUST                                 SHIRLEY W. RYAN LIVING TRUST
DATED JULY 10, 2001                                          DATED JULY 10, 2001

By: /s/ Patrick G. Ryan                                      By: /s/ Shirley W. Ryan
   ------------------------------------                         ------------------------------------
Name:    Patrick G. Ryan                                     Name:    Shirley W. Ryan
Its:     Trustee                                             Its:     Trustee

                                                             By: /s/ Patrick G. Ryan
                                                                 -----------------------------------
                                                             Name:    Patrick G. Ryan
                                                             Its:     Trustee

                                                             FAMILY GST TRUST UNDER PGR
/s/ Patrick G. Ryan, Jr.                                     2000 TRUST DATED NOVEMBER 22, 2000
--------------------------------------
Patrick G. Ryan, Jr.
                                                             By: /s/ Shirley W. Ryan
                                                                 -----------------------------------
                                                             Name:    Shirley W. Ryan
                                                             Its:     Trustee

/s/ Patrick J.W. Ryan
--------------------------------------                      CORBETT M.W. RYAN LIVING TRUST DATED July 13, 2001
Patrick J.W. Ryan
                                                             By: /s/ Shirley W. Ryan
                                                                 -----------------------------------
                                                             Name:    Shirley W. Ryan
                                                             Its:     Trustee


             2 OF 2 SIGNATURE PAGES TO AGREEMENT AND PLAN OF MERGER